UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Rubicon Technology, Inc. (the “Company”) held its Annual Meeting on June 23, 2015. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below. For additional information on these proposals, please see the Company’s 2015 Proxy Statement.

Proposal 1: Election of Directors

The following nominee was elected to the Board of Directors for a three-year term expiring in 2018, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Michael E. Mikolajczyk	17,818,264	495,750	4,865,798

The following directors, who were not up for reelection at the Annual Meeting, continue to serve as directors following the meeting: Don N. Aquilano, Donald R. Caldwell, Raymond J. Spencer and William F. Weissman.

Proposal 2: Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2015

The ratification of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved as follows:

FOR	AGAINST	ABSTAIN
23,023,009	72,252	84,551

Proposal 3: Amendment to the Company’s Certificate of Incorporation to Implement a Majority Voting Standard in Uncontested Director Elections

The stockholders did not approve the amendment to the Company’s Certificate of Incorporation to implement a majority voting standard in uncontested director elections:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,232,072	57,201	24,741	4,865,798

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.
Dated: June 26, 2015
	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

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